EXECUTION VERSION

SECOND AMENDMENT TO TERM LOAN AND
SECURITY AGREEMENT

SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT, dated as of May 12, 2026 (this “Second Amendment”), among GENASYS INC., a Delaware corporation (“Borrower”), the Guarantors party hereto, the Lenders party hereto and CANTOR FITZGERALD SECURITIES, in its capacities as Administrative Agent and Collateral Agent (collectively, the “Agent”).

WHEREAS, Borrower, the Guarantors, the Lenders and Agent entered into the Term Loan and Security Agreement, dated as of May 13, 2024 (as amended, restated other otherwise modified prior to the date hereof, the “Existing Loan Agreement”); and

WHEREAS, Borrower has requested that the Lenders agree to extend the Maturity Date of the Closing Date Term Loan under the Existing Loan Agreement;

WHEREAS, the Lenders and Agent have agreed to extend the Maturity Date of the Closing Date Term Loan, subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.1
Definitions. Unless otherwise defined herein, capitalized terms used herein but not defined herein shall have the respective meanings given thereto in the Existing Loan Agreement as amended by this Second Amendment (the Existing Loan Agreement, as amended by this Second Amendment being, the “Amended Loan Agreement”).
ARTICLE II.

AMENDMENTS TO EXISTING LOAN AGREEMENT
Section 2.1
Amendments to the Existing Loan Agreement. Each of the parties hereto agrees that, effective as of the Second Amendment Effective Date (as defined herein):
(a)
Schedule 1.1 to the Existing Loan Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and inserting the following in lieu thereof:

“Maturity Date” means (i) with respect to the Closing Date Term Loan and any Additional Term Loan, July 13, 2026 and (ii) with respect to the First Amendment Term Loan, December 31, 2025.

(b)
In consideration for the Lenders’ agreement to extend the Maturity Date with respect to the Closing Date Term Loan pursuant to Section 2.1(a) hereof, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, an extension fee in an amount equal to 1.0% of the outstanding principal amount of the Closing Date Term Loan (the “Extension Fee”), which Extension Fee shall be paid in kind on the Second Amendment Effective

SG_1430791.1

4920-3245-0436.6

Date by capitalizing and adding such amount to the outstanding principal amount of the Closing Date Term Loan and, shall thereafter accrue interest at the then-applicable interest rate for the Closing Date Term Loan.
ARTICLE III.

CONDITIONS PRECEDENT TO SECOND AMENDMENT
Section 3.1
Conditions Precedent. The effectiveness of Article 2 above shall be subject to the prior satisfaction of each of the following conditions, in form and substance reasonably satisfactory to Agent and Lenders (or the waiver thereof by Lenders) (the date such conditions are satisfied being, the “Second Amendment Effective Date”):
(a)
The Agent shall have received this Second Amendment, in form and substance satisfactory to the Lenders and duly executed by the applicable parties thereto;
(b)
Prior to and after giving effect to this Second Amendment, the representations and warranties of Borrower and each other Loan Party contained in the Amended Loan Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof;
(c)
Prior to and after giving effect to this Second Amendment, no Default or Event of Default shall have occurred and be continuing;
(d)
The Agent and Lenders shall have received a certificate of Responsible Officer certifying as to the satisfactions of the matters set forth in Sections 3.1(b) and 3.1(c); and
(e)
Borrower shall have paid all Expenses incurred in connection with this Second Amendment and the transactions contemplated hereby, including, for the avoidance of doubt, all outstanding fees and disbursements of attorneys for the Lenders invoiced to the Borrower prior to the Second Amendment Effective Date.

If required by Agent or Lenders, originals of all of the above referenced documents, instruments, forms, and other materials shall be delivered to Agent or its legal counsel on or prior to the date hereof.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES
Section 4.1
The Borrower and each Guarantor represents and warrants, on and as of Second Amendment Effective Date, as follows:
(a)
The execution, delivery, and performance by such Loan Party of this Second Amendment have been duly authorized by all necessary action on the part of such Loan Party;
(b)
The execution, delivery, and performance by such Loan Party of this Second Amendment do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan

Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default has been waived or would not individually or in the aggregate reasonably be expected to cause a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain would not individually or in the aggregate reasonably be expected to cause a Material Adverse Change;
(c)
No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the execution, delivery, or performance of this Second Amendment by such Loan Party; and
(d)
This Amendment has been duly executed and delivered by each Loan Party that is a party hereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
ARTICLE V.

MISCELLANEOUS
Section 5.1
Effect of Amendment. Except as expressly set forth herein, this Second Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Loan Agreement or any other provision of the Existing Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Second Amendment Effective Date, each reference in the Amended Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Loan Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Existing Loan Agreement as amended hereby, and this Second Amendment and the Existing Loan Agreement shall be read together and construed as a single instrument. This Second Amendment shall constitute a Loan Document. The parties hereto acknowledge and agree that the amendment of the Existing Loan Agreement pursuant to this Second Amendment and all other Loan Documents executed and delivered in connection herewith shall not constitute a novation of the Existing Loan Agreement and the other Loan Documents as in effect prior to the Second Amendment Effective Date.
Section 5.2
Acknowledgment and Reaffirmation. This Second Amendment and the performance or consummation of any transaction that may be contemplated under this Second Amendment shall not limit, restrict, extinguish or otherwise impair the Borrower’s or Guarantors’ liabilities and obligations to Agent and/or Lenders under the Loan Documents and the Borrower and each Guarantor hereby (i) expressly acknowledges the terms of the Existing Loan Agreement as amended hereby, (ii) reaffirms its prior grant and the validity of the Liens granted by it pursuant to the Loan Documents, with all such Liens continuing in full force and effect after giving effect to this Second Amendment and (iii) after giving effect to this Second Amendment, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect. Each of the Guarantors acknowledges and agrees that (x) the guaranty to which such Guarantor is a party remains in full force and effect and is fully enforceable against such Guarantor in accordance with its terms and (y) it has no offsets, claims or defenses to or in connection with the Guaranteed Obligations, all of such offsets, claims and/or defenses are hereby waived.
Section 5.3
Amendment; Waiver. No amendment, waiver, consent or modification of any provision of this Second Amendment shall be effective except in accordance with Section 15.1 of the Amended Loan Agreement.
Section 5.4
Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns in accordance with Section 14.1 of the Amended Loan Agreement.
Section 5.5
Captions. Section captions have been included in this Second Amendment for convenience of reference only and should not be relied upon or used in interpreting the meaning or intent of any provision hereof.
Section 5.6
Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.
Section 5.7
GOVERNING LAW; WAIVER OF JURY TRIAL. Article 13 of the Existing Loan Agreement is hereby incorporated by reference, mutatis mutandis.
Section 5.8
Release of Claims. Each Loan Party hereby absolutely and unconditionally releases and forever discharges, the Agent and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, Affiliates, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, employees and attorneys of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, in each case, related to the Loan Documents (including without limitation, the administration thereof), the Warrants (or any other equity interest issued by Borrower to Lenders), the Term Loans and/or any other Obligations, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time through and including the date of this Second Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

Section 5.9
Direction to Agent. The Lenders party hereto, constituting all of the Lenders party to the Existing Loan Agreement as of the date hereof, hereby direct the Agent to execute and deliver this Second Amendment. The Borrower, the Guarantors and the Lenders party hereto expressly agree and confirm that the Agent’s right to indemnification, as set forth in Sections 17.5 and 19.9 of the Amended Loan Agreement shall apply with respect to any and all losses, claims, liabilities costs and expenses that the Agent suffers, incurs or is threatened with relating to actions taken or omitted by the Agent in connection with this Second Amendment and the other Loan Documents. The Borrower and each Guarantor hereby agrees to pay all Expenses incurred in connection with the preparation, negotiation and execution of this Second Amendment in accordance with Section 19.9 of the Amended Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:	GENASYS INC.

By: /s/ RICHARD S. DANFORTH
Name: Richard S. Danforth
Title: Chief Executive Officer

GUARANTORS:	GENASYS PUERTO RICO, LLC

By: /s/ RICHARD S. DANFORTH
Name: Richard S. Danforth
Title: Chief Executive Officer

EVERTEL TECHNOLOGIES, LLC

By: /s/ RICHARD S. DANFORTH
Name: Richard S. Danforth
Title: Chief Executive Officer

ZONEHAVEN LLC

By: /s/ RICHARD S. DANFORTH
Name: Richard S. Danforth
Title: Chief Executive Officer

[Signature Page to Second Amendment to Term Loan and Security Agreement]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:	CANTOR FITZGERALD SECURITIES

By: /s/ MIKE OUELLETTE
Name: Mike Ouellette
Title: COO, Global Markets

[Signature Page to Second Amendment to Term Loan and Security Agreement]

LENDERS:	Whitebox Multi-Strategy Partners, LP By: Whitebox Advisors LLC, its investment manager

By: /s/ ANDREW M. THAU
Name: Andrew M. Thau
Title: Managing Director

WHITEBOX RELATIVE VALUE PARTNERS, LP By: Whitebox Advisors LLC, its investment manager

By: /s/ ANDREW M. THAU
Name: Andrew M. Thau
Title: Managing Director

PANDORA SELECT PARTNERS, LP By: Whitebox Advisors LLC, its investment manager

By: /s/ ANDREW M. THAU
Name: Andrew M. Thau
Title: Managing Director

WHITEBOX GT FUND, LP By: Whitebox Advisors LLC, its investment manager

By: /s/ ANDREW M. THAU
Name: Andrew M. Thau
Title: Managing Director

[Signature Page to Second Amendment to Term Loan and Security Agreement]